UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HEARTLAND EXPRESS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEARTLAND EXPRESS, INC.
901 North Kansas Avenue
North Liberty, Iowa 52317

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2015

Dear Fellow Stockholders:

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Heartland Express, Inc., a Nevada corporation ("Heartland Express," the “Company,” "we," "us" or "our"), will be held at Hills Bank and Trust Company, 590 West Forevergreen Road (at the intersection of Forevergreen Road and Highway 965), North Liberty, Iowa, 52317, at 8:00 a.m. Central Daylight Time, on Thursday, May 14, 2015, for the following purposes:

1.	To consider and act upon a proposal to elect six (6) directors of the Company.
2.	Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.
3.	To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on March 16, 2015, as the record date for the determination of stockholders entitled to receive notice of, to attend, and to vote at the Annual Meeting or any adjournment thereof. Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. You may also vote on the Internet by completing the electronic voting instruction form found at www.proxyvote.com or by telephone using a touch-tone telephone and calling 1-800-690-6903. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

To obtain directions to the Annual Meeting, please call Thomas E. Hill at (319) 626-3600.

By Order of the Board of Directors,
/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman of the Board
North Liberty, Iowa 52317
April 2, 2015

PROXY STATEMENT

HEARTLAND EXPRESS, INC.
901 North Kansas Avenue
North Liberty, Iowa 52317

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2015

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the stockholders of Heartland Express to be voted at the Annual Meeting, which will be held at Hills Bank and Trust Company, 590 West Forevergreen (at the intersection of Forevergreen Road and Highway 965), North Liberty, Iowa 52317, on Thursday, May 14, 2015, at 8:00 a.m. local time, and any adjournment thereof. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. All costs of the solicitation will be borne by the Company. The approximate date of mailing this Proxy Statement and the enclosed form of proxy is April 2, 2015.
This year, we are using the U.S. Securities and Exchange Commission’s ("SEC") Notice and Access model (“Notice and Access”) that allows us to deliver proxy materials via the Internet. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. A Notice of Availability of Proxy Materials (the "Notice") was first mailed on or about April 2, 2015, to stockholders of record at the close of business on March 16, 2015 (the "Record Date"). The Internet Notice will instruct you as to how you may access and review the proxy materials. The Proxy Statement, the proxy card, and our Annual Report for the year ended December 31, 2014 (“Annual Report”) are first being made available to stockholders on or about April 2, 2015.
How to Read this Proxy Statement
This Proxy Statement contains the proposals to be considered by stockholders at the Annual Meeting, as well as important information concerning, among other things: our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of management and other large stockholders; the services provided to us by and fees of our independent registered public accounting firm; and instructions for stockholders who want to make proposals at the 2016 Annual Meeting. Each stockholder should read this information before completing and returning the enclosed proxy card.

PROXY STATEMENT
Why am I receiving this proxy statement?
The Company's Board of Directors (the “Board”) has made available to you the Notice of Annual Meeting, this Proxy Statement, our Annual Report, proxy card, and voter instruction card (collectively, “Proxy Solicitation Materials”) either on the Internet or by mail in connection with the Annual Meeting. The Company will bear all costs associated with this proxy solicitation. You are receiving this Proxy Statement because you owned shares of Heartland Express common stock at the close of business on the Record Date, and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
What is Notice and Access and why did Heartland Express elect to use it?
We make the Proxy Solicitation Materials available to stockholders electronically via the Internet under the Notice and Access regulations of the SEC.
Most of our stockholders have received the Notice in lieu of receiving a full set of Proxy Solicitation Materials in the mail. The Notice includes information on how to access and review the Proxy Solicitation Materials, and how to vote, via the Internet. We believe this method of delivery will decrease costs, expedite distribution of Proxy Solicitation Materials to you, and reduce our environmental impact.
Stockholders who received the Notice but would like to receive a printed copy of the Proxy Solicitation Materials in the mail should follow the instructions in the Notice for requesting such materials.

What will I be voting on?

•	Election of directors

•	Ratification of the independent registered public accounting firm for 2015

How do I vote?
You can vote either in person at the Annual Meeting or by proxy without attending the meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your prior proxy will not be counted.
To vote your shares, follow the instructions in the Notice, voting instruction form, or the enclosed proxy card. Telephone and Internet voting is available to all registered and most beneficial holders.
Stockholders voting by proxy may use one of the following three options:

•	fill out the enclosed voter instruction form or proxy card, sign it, and mail it in the enclosed postage-paid envelope;

•	vote by Internet (if available, instructions are on the voter instruction form, proxy card, or Notice); or

•	vote by telephone (if available, instructions are on the voter instruction form, proxy card, or Notice).
If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker, or other holder of record to see the options available to you.
The telephone and Internet voting facilities for stockholders will close at 11:59 p.m. Eastern Daylight Time on May 13, 2015. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded.
Can I change my proxy vote?
Yes. At any time before your shares are voted by proxy, you may change your vote by:

•	revoking it by written notice to Thomas E. Hill, our Secretary, at the address on the cover of this Proxy Statement;

•	delivering a later-dated proxy (including a telephone or Internet vote); or

•	voting in person at the meeting.
If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker, or other holder of record for procedures on revoking or changing your proxy.
How many votes do I have?
You will have one vote for each share of Heartland Express common stock that you owned at the close of business on March 16, 2015.
How many shares are entitled to vote?
There were 87,790,677 shares of Heartland Express common stock outstanding and 175,066 shares granted under the Heartland Express, Inc. 2011 Restricted Stock Award Plan as of the Record Date that are entitled to vote at the meeting. Each share is entitled to one vote. The Company has no other class of stock outstanding. There is no cumulative voting.
How many votes must be present to hold the meeting?
In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if forty percent (40%) of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.
How many votes are needed for the proposals to pass and how are votes tabulated?
The election of directors (Proposal 1) requires an affirmative vote of a plurality of the votes cast, which means that with respect to Proposal 1, the six director nominees receiving the highest number of votes for their election will be elected. The ratification of our independent registered public accounting firm for 2015 (Proposal 2) will require the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included. If no direction is specified by the stockholder, the proxy will be voted “For” each proposal specified in this Proxy Statement, and at the discretion of the proxy holders, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked “Abstain” and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.
A vote to “abstain” on the election of directors will have no effect on the outcome. A vote to “abstain” on the other proposals will also have no effect on the outcome.
If you vote “abstain,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.
Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Annual Meeting.
What if I don't return my proxy card and don't attend the Annual Meeting?
If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted.
If you hold your shares in “street name,” and you do not give your bank, broker, or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the ratification of the independent registered public accounting firm. However, your record holder cannot vote your shares without your specific instructions on the election of directors.
For the proposals on which a broker cannot vote without your instruction, if you do not provide voting instructions to your broker, the votes will be considered “broker non-votes” and will not be counted in determining the outcome of the vote. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.
What happens if a nominee for director declines or is unable to accept election?
If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, we will vote your shares for that other person.

ANNUAL REPORT
Will I receive a copy of the Heartland Express Annual Report?
The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of our Independent Registered Public Accounting Firm, and other information included in our 2014 Annual Report to Stockholders that was made available on or about April 2, 2015, together with the Notice, to all stockholders of record as of the Record Date. A copy of our 2014 Annual Report is available free of charge on the "Investors" section of our corporate website at www.heartlandexpress.com. The information on our corporate website is not, and shall not be deemed to be, a part of this Proxy Statement nor, by reference or otherwise, incorporated into any other filings we make with the SEC. Except to the extent it is incorporated by specific reference, our 2014 Annual Report is not incorporated into this Proxy Statement and is not considered to be part of the Proxy Solicitation Materials.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect six (6) directors to serve on the Board until the 2016 Annual Meeting or until their successors are duly elected and qualified. Upon the recommendation of the Nominating Committee of the Board, our Board has nominated for election as directors the following six individuals, each of whom is presently serving as a director: Michael J. Gerdin, Dr. Benjamin J. Allen, Lawrence D. Crouse, James G. Pratt, Dr. Tahira K. Hira, and Larry J. Gordon. In the absence of contrary instructions, each proxy will be voted for the election of each of the below listed directors.

Information Concerning Directors

Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's nominees for directors is set forth below.

NAME	AGE	POSITION	DIRECTOR SINCE
Michael J. Gerdin	45	Chairman of the Board, Chief Executive Officer, President and Director	1996
Dr. Benjamin J. Allen	68	Director	1995
Lawrence D. Crouse	74	Director	1999
James G. Pratt	66	Director	2006
Dr. Tahira K. Hira	71	Director	2011
Larry J. Gordon	71	Director	2013

Michael J. Gerdin has served as Chief Executive Officer and Chairman of the Board since September 2011. He was appointed President in 2006. Mr. Gerdin served as the Company's Vice President of Regional Operations from 2001 until 2006. From 1998 to 2001, he was President of A & M Express, Inc., a wholly-owned subsidiary of the Company. From 1983 until 1998, Mr. Gerdin held a variety of positions within the Company, including positions in the operations, sales, safety, maintenance and driver recruiting departments. In addition, Mr. Gerdin also serves on the Board of Directors and the Executive Steering Committee of the Iowa Motor Truck Association, an educational and advocacy group for the trucking industry, and the Board of Directors and Executive Committee of the American Trucking Associations, a national advocacy group and trade association for the trucking industry. Mr. Gerdin has served as a director of West Bancorporation and West Bank, a wholly owned subsidiary of West Bancorporation, Inc., since April 2013. Mr. Gerdin also serves on the University of Iowa Tippie College of Business Advisory Board and the Iowa State University College of Business Dean's Advisory Council. The selection of Mr. Gerdin was based upon, among other things, his 31 years of industry experience and expertise, in addition to his exemplary leadership in all roles in which he has served as an employee and director of the Company.

Dr. Benjamin J. Allen has served as a director since 1995 and is Chairman of the Compensation Committee and a member of the Audit and Nominating Committees. Dr. Allen served as the President of the University of Northern Iowa (a public university) from 2006 to June 2013. Dr. Allen was the Vice President for Academic Affairs and Provost at Iowa State University in Ames, Iowa, also a public university, from 2002 through 2006. He also served as a Distinguished Professor in Business at Iowa State University, a position to which he was originally appointed in 1988. In addition, Dr. Allen served as Dean of the College of Business at Iowa State University from 1994 to 2001 and as the Interim Vice President for External Affairs of Iowa State University in 2001 and 2002. He earned his B.S. degree in business economics at Indiana University and his Ph.D. degree in economics at the University of Illinois. He taught and conducted research in the area of transportation economics and management for more than 25 years. He has gained a thorough understanding of the Company and the industry in his role as a director for the past 19 years. His experiences in leadership positions at two of Iowa's major universities are highly valuable in the performance of his duties on board committees.

Lawrence D. Crouse has served as a director from 1986 to 1991 and from 1999 to present. Mr. Crouse is a member of the Audit and Nominating Committees. He served as the Chairman of the Audit Committee until 2006. Mr. Crouse is a business consultant and the President of Oak Creek Ranch, LLC, a real estate holding company with operations in several states. Mr. Crouse served as Chairman and CEO of Crouse Cartage Company, a regional, less-than-truckload carrier based in Carroll, Iowa, from 1987 to 1996 and as its Vice Chairman from 1997 to 1998. Crouse Cartage was a subsidiary of Transfinancial Holdings, Inc., a publicly traded financial services company. Mr. Crouse served as Vice President and a director of Transfinancial Holdings, Inc. from 1991 until 1998. He is the voting trustee of Heartland Express, Inc. common stock held by Gerdin Family Investments, a Gerdin family owned partnership, and is the trustee and co-trustee of several trusts for the benefit of Michael Gerdin, Mr. Gerdin's sisters, and their children. The selection of Mr. Crouse to serve as a director was based upon his over 42 years of experience in the trucking industry in leadership roles as an owner, executive officer, and director. In addition, he has made significant contributions through his strong knowledge and substantial experience in financial matters. Mr. Crouse has served on the Company's board for 20 years including a term as the Chairman of the Audit Committee, and has demonstrated a commitment to corporate governance best practices. Mr. Crouse is the father of Mark E. Crouse, an officer of the Company.

James G. Pratt has served as a director since 2006 and is Chairman of the Audit Committee and is a member of the Compensation and Nominating Committees.  Mr. Pratt retired in 2012 after 30 years of employment with Hills Bank and Trust Company, a bank providing consumer and commercial services, with several branches in Iowa, and Hills Bancorporation, the holding company for Hills Bank and Trust Company. Prior to his retirement, Mr. Pratt served as the Senior Vice President and Chief Financial Officer of Hills Bank and Trust Company in Hills, Iowa, positions he held since 1986.  In addition, he served as the Treasurer of Hills Bancorporation, an SEC reporting one-bank holding company with over $2 billion in assets, since 1983, and Secretary of Hills Bancorporation since 2004.  Mr. Pratt is an inactive holder of the certified public accountant certification.  Before joining Hills Bank and Trust Company in 1982 he was employed by Ernst & Ernst, now Ernst & Young (a professional services company), and McGladrey & Pullen, now McGladrey LLP (an accounting and consulting firm).  Mr. Pratt brings to our Board extensive knowledge of finance, as well as significant experience in the oversight of the operations of a successful and disciplined banking enterprise.  He makes a highly valuable contribution to the oversight of risk management and financial matters.  Mr. Pratt has made significant contributions to the Audit Committee in his leadership role as its Chair.

Dr. Tahira K. Hira has served as a director since 2011 and is Chairperson of the Nominating Committee and is a member of the Audit and Compensation Committees. Dr. Hira is currently serving Iowa State University as Professor Emerita, providing consulting in the areas of financial education and research. Dr. Hira retired in 2014 from Iowa State University from her position as Senior Policy Advisor to the President and Professor of Personal Finance and Consumer Economics which she held from 2012 to 2014. Dr. Hira was the Executive Assistant to the President of Iowa State University from 2002 through 2012. Dr. Hira is internationally known as a leader in the field of Personal Finance and Consumer Economics. Dr. Hira served as the Associate Vice Provost for the Iowa State University Extension and Outreach program, and has taught and conducted research in family financial management, investing, consumer credit, gambling and consumer bankruptcy in the United States and abroad. Dr. Hira received B.A. and M.A. degrees in Economics from Punjab University, Pakistan, and an M.S. in Agricultural Economics in 1973, and a Ph.D. in 1976 in Family and Consumer Economics from the University of Missouri-Columbia. Dr. Hira was employed by Iowa State University from 1980 until her retirement in 2014. Dr. Hira's qualifications to serve on our Board include her extensive professional experience in the fields of financial literacy, consumer bankruptcy, investment behavior, financial planning, and economics. In addition, Dr. Hira has served on numerous national committees and boards in her field of personal finance and consumer economics including membership to President George W. Bush's Advisory Council on Financial Literacy, and chair of NYSE's Advisory Committee on Financial Literacy.

Larry J. Gordon has served as a director since November 2013. Mr. Gordon is the owner and Chief Executive Officer of Valley Freightliner, Inc., a commercial tractor dealership ("Valley Freightliner"). In addition, Mr. Gordon was an owner and Chief Executive Officer of Gordon Trucking, Inc. ("GTI"), a truckload carrier headquartered near Seattle, Washington, from 1980 through November 11, 2013, upon the acquisition of all of the outstanding stock of GTI by the Company. The selection of Mr. Gordon to serve as a director was based upon, among other things, his many years of industry experience and expertise, in addition to his displayed exemplary leadership in all roles in which he has served as an employee and director of GTI. Mr. Gordon is the father of Steven M. Gordon and Scott A. Gordon, officers of one of the Company’s subsidiaries.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Meetings and Director Compensation

The Board's meetings are regularly scheduled. The Board held a total of four regularly scheduled meetings during the last fiscal year. In addition, the Board held one special board meeting during the last fiscal year. Each of the directors attended 75% or more of the regular meetings of the Board and the meetings held by all of the committees of the Board of which each such director is a member. The Company has no formal policy regarding attendance by its directors at annual meetings of stockholders. All six directors were present at the 2014 Annual Meeting.

Independent Directors

Of the six members currently serving on the Board, the Board has determined that Lawrence D. Crouse, Dr. Benjamin J. Allen, James G. Pratt, and Dr. Tahira K. Hira are "independent directors" as defined in the applicable NASDAQ Stock Market ("NASDAQ") listing standards and also meet the additional independence standards and other requirements for audit committee membership set forth by NASDAQ and SEC rules.

The Board uses the independence standards set forth in the NASDAQ rule 5605(a)(2) and Rule 10A-3(b)(1) under the Exchange Act for determining whether a director is independent. In determining that Mr. Crouse is independent, the Board considered that Mr. Crouse's son is an employee of the Company. The Board determined that the employment of Mr. Crouse's son by the Company does not impair Mr. Crouse's independence and that this arrangement will not interfere with Mr. Crouse's exercise of independent judgment in carrying out his responsibilities as a director.

Board Leadership Structure

Mr. Michael Gerdin serves as the Company’s Chief Executive Officer and Chairman of the Board. Mr. Gerdin is the direct link between senior management and the Board and provides critical insight and perception to the Board, as well as feedback to senior management, based on his substantial experience in the industry. Mr. Gerdin is involved in the day-to-day operations of the Company and has provided consistent leadership of the Company’s key strategic objectives in his past and current positions. Historically, the Board has believed that given the size of the Company, the combination of the Chief Executive Officer and Chairman of the Board positions was the most appropriate and suitable structure for proper and efficient Board functioning and communication. Given Mr. Gerdin's history with the Company, involvement with the Board, industry knowledge, and involvement with the day-to-day operations, the Board continues to believe the current combination of roles described above continues to be the most suitable and most efficient structure for the Company.

The Board has not formally appointed a lead independent director to preside over meetings of the Board. As the independent directors meet, a director is appointed to preside over those meetings at the time of the respective meeting.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s independent registered public accounting firm. The Board is focused on the Company's corporate governance practices and values independent board oversight as an essential component of strong corporate performance to enhance stockholder value. All of the members of the Board's Audit, Compensation, and Nominating Committees are independent directors. The Company will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company's needs.

As required by SEC rules, the Company has assessed the risks that could arise from its compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a materially adverse effect on the Company.

Committees of the Board and Other Corporate Governance Matters

The Board has a standing Audit Committee, Compensation Committee, and Nominating Committee. All three committees are composed entirely of independent directors.

Audit Committee. The Audit Committee presently consists of James G. Pratt (Chairman), Lawrence D. Crouse, Dr. Benjamin J. Allen, and Dr. Tahira K. Hira, all of whom satisfy the independence and audit committee membership criteria of NASDAQ. The Board has determined that James G. Pratt qualifies as an “audit committee financial expert,” as defined by the SEC and NASDAQ rules. The Audit Committee's primary duties include maintaining communication between the Board, the Company's independent registered public accounting firm and the Company's executive officers and accounting personnel with respect to the Company's financial affairs in general, including financial statements and audits, the adequacy and effectiveness of the internal accounting controls and systems and the retention and termination of the independent registered public accounting firm. The Audit Committee also reviews quarterly financial and operating results of the Company, through meetings and conference calls, with the Company's management, the Company's independent registered public accounting firm, and, when appropriate, the securities counsel for the Company. The Board has adopted a charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail. A copy of the charter is available on the "Investors" section of the Company's website at www.heartlandexpress.com. The Audit Committee met five times during fiscal year 2014. The Audit Committee also met with our independent registered public accounting firm twice during 2014 without management present.

Compensation Committee. The Compensation Committee presently consists of Dr. Benjamin J. Allen (Chairman), James G. Pratt, and Dr. Tahira K. Hira, all of whom satisfy the independence criteria of NASDAQ. In determining the independence of our Compensation Committee members, the Board considered several relevant factors, including but not limited to each director's source of compensation and affiliations. Specifically, each member of the Executive Compensation Committee (i) is independent under NASDAQ Rule 5605(a)(2), (ii) meets the criteria set forth in Rule 10C-1(b)(1) under the Exchange Act, (iii) did not directly or indirectly accept any consulting, advisory, or other compensatory fee from the Company, and (iv) as determined by our Board, is not affiliated with the Company, any Company subsidiary or any affiliate of a Company subsidiary, and does not have any other relationship which would impair each respective member's judgment as a member of the Compensation Committee. In 2014, none of our Compensation Committee members had any business or personal relationship with any compensation consultant, legal consultant, or other advisor that was selected by or provided advice to the Compensation Committee.

The primary responsibilities of the Compensation Committee are to review the compensation policies of the Company and to periodically make salary recommendations to the Board for all elected officers. The Board has adopted a charter for the Compensation Committee, which sets forth the purpose and responsibilities of the Compensation Committee in greater detail. The Compensation Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate. A copy of the charter is available on the "Investors" section of the Company's website at www.heartlandexpress.com. The Compensation Committee met two times during fiscal year 2014. A description of the functions of the Compensation Committee is included in “Compensation Discussion and Analysis - Overview.”

Nominating Committee. The Nominating Committee presently consists of independent directors Dr. Tahira K. Hira (Chairperson) Lawrence D. Crouse, James G. Pratt, and Dr. Benjamin J. Allen. The primary responsibilities of the Nominating Committee are to identify and recommend to the Board for nomination individuals qualified to serve as directors. The Nominating Committee will consider recommendations from many sources, including stockholders, regarding possible director candidates. Guidelines regarding the qualifications of candidates for directors, including stockholder proposed candidates, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems. In addition to these guidelines, the Committee will also evaluate whether the candidate's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial, and other expertise. With regard to specific qualities and skills, the Nominating Committee believes it is necessary that: (i) at least a majority of the members of the Board of Directors qualify as independent under NASDAQ rules; (ii) at least three members of the Board of Directors satisfy the additional independence and other requirements for audit committee membership; and (iii) at least one member of the Board eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an “audit committee financial expert” within the meaning of applicable SEC and NASDAQ rules. The Nominating Committee met one time during fiscal year 2014.

The Board has adopted a charter for the Nominating Committee, which sets forth the purpose and responsibilities of the Nominating Committee in greater detail. A copy of the charter is available on the "Investors" section of the Company's website at www.heartlandexpress.com.

The Nominating Committee recommends that the Board nominate the six directors named in this Proxy Statement for reelection at the Annual Meeting.

It is generally the policy of the Nominating Committee to consider stockholder recommendations of proposed director nominees if such recommendations are consistent with the guidelines discussed above and timely received. Such recommendations must be received by the Secretary of the Company at 901 North Kansas Avenue, North Liberty, Iowa 52317, for consideration by the Nominating Committee at least 120 days prior to the first anniversary of the mailing date of the proxy statement for the prior year's Annual Meeting, December 3, 2015, for director candidates to be considered for nomination for election at the 2016 Annual Meeting. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee's name, qualifications, and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of our common stock that are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company including any of the Company's subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information with detail equivalent to that required of all other director candidates.

Board Diversity. We do not have a formal policy regarding diversity in identifying nominees for directorship. We consider the Board to be diverse in terms of business experience, knowledge, and abilities.

Stockholder Communications. Stockholders may send communications to any director in writing by sending them to the director in care of the Secretary of Heartland Express at 901 North Kansas Avenue, North Liberty, Iowa 52317. The Secretary will forward all such written communications to the director to whom it is addressed.

Code of Ethics. The Board has adopted a Code of Business Conduct and Ethics for all employees and directors of the Company, and a Code of Ethics for Senior Financial Officers, as recommended by the Audit Committee. Such code constitutes a “code of ethics” within the meaning of Item 406(b) of Regulation S-K. Copies of the codes are available on the "Investors" section of the Company's website at www.heartlandexpress.com.

Compensation Committee Interlocks and Insider Participation

In 2014, our Compensation Committee was comprised of Dr. Benjamin J. Allen (Chairman), Lawrence D. Crouse, James G. Pratt and Dr. Tahira K. Hira. Effective November 5, 2014, Lawrence D. Crouse no longer serves on the Compensation Committee. No member of the Compensation Committee is or has been an officer or employee of the Company, or has or had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K. During 2014, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board. See "Certain Relationships and Related Transactions" for a description of certain transactions between us and our directors and executive officers, or their affiliates, and "Compensation Discussion and Analysis - Director Compensation Table" and "Compensation Discussion and Analysis - Narrative to Director Compensation Table".

All compensation decisions affecting the executive officers of the Company are made by the Compensation Committee of the Board. The Committee deliberates and votes upon the compensation to be paid to each of the five executive officers. The Committee receives recommendations from the Company's Chief Executive Officer regarding the compensation of executive officers (other than the Chief Executive Officer).

Compensation Committee Report

Report of the Compensation Committee. In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement. The Report of the Compensation Committee follows.

The Report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This report of the Compensation Committee also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Compensation Committee

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and that the information contained in this report be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014.

By the Members of the Compensation Committee:
Dr. Benjamin J. Allen (Chairman)
James G. Pratt
Dr. Tahira K. Hira

Executive Officers and Other Significant Employees

The following table sets forth summary information about the current executive officers of the Company, except for information regarding Michael J. Gerdin, whose biography is set forth in "Proposal 1 - Election of Directors." The executive officers of the Company are elected on an annual basis by the Board. Our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers are collectively our "Named Executive Officers." Each of our five Named Executive Officers for the year ended December 31, 2014, is identifiable in the table below with an asterisk "*".

NAME	AGE	POSITION
Michael J. Gerdin*	45	Chairman of the Board, Chief Executive Officer, President and Director
John P. Cosaert*	67	Executive Vice President of Finance, Treasurer and Chief Financial Officer
Thomas E. Hill*	61	Vice President, Controller, and Secretary
Dennis J. Wilkinson*	66	Vice President of Operations
Steven M. Gordon*	47	Chief Operating Officer of Gordon Trucking, Inc.
Scott A. Gordon	44	Chief Information Officer of Gordon Trucking, Inc.

John P. Cosaert has served as the Company's Executive Vice President of Finance, Treasurer, and Chief Financial Officer since 1996. From 1986 to 1996 he served as Vice President of Finance and Treasurer of the Company.

Thomas E. Hill has served as the Company's Vice President and Controller since 1996 and as the Company's Secretary since 2006. Mr. Hill has served in the Company's accounting department since 1983.

Dennis J. Wilkinson has served as the Company's Vice President of Operations since 1990. Prior to joining the Company in 1990, Mr. Wilkinson had 24 years of experience with multiple companies in the transportation industry.

Steven M. Gordon has served as the Chief Operating Officer of GTI, a subsidiary of the Company, since 1994, and has continued in such capacity following the Company's acquisition of all of the outstanding stock of GTI on November 11, 2013. Steven M. Gordon is the son of Larry J. Gordon, a director of the Company.

Scott A. Gordon has served as the Chief Information Officer of GTI, a subsidiary of the Company, since 2004, and has continued in such capacity following the Company's acquisition of all of the outstanding stock of GTI on November 11, 2013. Scott A. Gordon is the son of Larry J. Gordon, a director of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to our general executive compensation policies, including making recommendations to the Board regarding salary, bonus, and incentive compensation. The Compensation Committee currently consists of three directors, all of whom are independent under applicable NASDAQ and SEC rules. The Compensation Committee may designate one or more of its members to perform certain of its duties on its behalf, subject to reporting or ratification by the Compensation Committee as it shall direct. The Compensation Committee receives recommendations from our Chief Executive Officer regarding the compensation of executive officers (other than the Chief Executive Officer).

Compensation Philosophy and Objectives

Our executive compensation policies are designed to achieve five primary objectives:

•	attract and retain well-qualified executives who will lead us and inspire superior performance;

•	provide incentives for achievement of consolidated goals and individual performance;

•	provide incentives for achievement of long-term stockholder return;

•	align the interests of management with those of the stockholders to encourage continuing increases in stockholder value; and

•	reward our executive officers for individual performance, years of experience, contributions to the Company's consolidated financial performance, and creation of stockholder value.

Elements of Compensation

The components of compensation are intended to accomplish one or more of the compensation objectives discussed above. We have traditionally relied on base salaries as the primary source of compensation because it provides our executive officers with stability, allowing them to focus on creating stockholder value and other business objectives. Salaries and wages paid are competitive in comparison to industry standards and the local business environment. Bonus incentives and equity–based incentives have been utilized periodically and are discretionary. The payment of such elements is based upon the economic environment and our consolidated operating results. We generally do not implement compensation elements for executive officers and all other employees that would create incentives to take undue risks. We have traditionally hired self-motivated employees who are driven by the successes and achievements of the organization.

Base Salary and Benefits. Pursuant to our objectives of attracting and retaining officers with exceptional abilities and talent, annual base salaries are set to provide competitive levels of compensation and reward executive officers for the Company's consolidated performance. The Compensation Committee considers each officer's performance, current compensation, and responsibilities within our Company in setting each officer's base salary. The Compensation Committee does not formally benchmark salary or total executive compensation against the executive compensation of any other company or group of companies. From time to time, the Compensation Committee has considered the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization in general. However, the Compensation Committee does not use a peer group for compensation purposes. The Compensation Committee also considers past individual performance and achievements when establishing base salaries.

Annual Cash Bonus Incentives. Annual cash bonus incentives are periodically used to provide our employees incentives to achieve consolidated goals and to reward our employees for exceptional consolidated performance. Past bonus plans have been based on the percentage increase in growth of our fleet and revenue miles, and maintaining a certain level of customer service. There were not any targets established for annual cash bonuses in 2014 and there were no cash bonuses paid during 2014 to the Named Executive Officers.

Long-Term Equity-Based Incentives. A portion of potential compensation is also linked to consolidated performance through equity-based compensation awards, historically in the form of restricted stock awards. Participants in our equity plans have historically included our executive officers and other key personnel. In July, 2011, our stockholders approved the Heartland Express, Inc. 2011 Restricted Stock Award Plan (the "2011 Stock Plan"). The 2011 Stock Plan is administered by the Compensation Committee. In accordance with and subject to the provisions of the 2011 Stock Plan, the Compensation Committee has the authority to determine all provisions of awards of restricted stock, including, without limitation, the employees of the Company who will receive awards, the number of shares awarded to individual employees, the time or times when awards will be granted, restrictions and other conditions (including, for example, the lapse of time) to which the vesting of awards may be subject, and other terms and conditions and form of agreement to be entered into by the Company and employees subject to awards of restricted stock. The Compensation Committee may allocate all or any portion of its responsibilities and powers under the 2011 Stock Plan, with respect to compensation of participants other than our Named Executive Officers, to any one or more of its members, the Chief Executive Officer, or other senior members of management as the Compensation Committee deems appropriate. Per the terms of the awards, employees receiving awards will have all of the rights of a stockholder with respect to the unvested restricted shares including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote such shares at any meeting of stockholders of the Company. All of our executive officers with the exception of Mr. Gerdin, our current Chief Executive Officer, were eligible for awards under the 2011 Stock Plan during 2014.

Stock awards under our equity-based compensation plan are designed to:

•	more closely align executive officer and stockholder interests;

•	reward key employees for building stockholder value; and

•	encourage long-term investment in the Company.

Through the 2011 Stock Plan we seek to provide executive officers and other key employees with incentive to maximize long-term stockholder value. For purposes of making awards to Named Executive Officers the Compensation Committee does not set objective performance-based targets. Rather, the Compensation Committee makes discretionary awards based upon consideration of the following factors: (1) the Company's consolidated operating performance, (2) the executive officer's team-building skills, (3) the executive officer's individual performance, (4) the executive officer's past performance, and (5) the executive officer's potential with the Company.

Although we do not have specific stock ownership guidelines, the Compensation Committee believes that stock ownership by management has been demonstrated to be beneficial to stockholders. We have never granted stock options and have no plans to do so in the foreseeable future.

Tuition Plan. We maintain a tuition award program for the children of our employees, including executive officers. Contributions to the program are based upon our performance. During 2014, we contributed $418,000 to the program, based upon 2013 Company performance. There were no payments to any Named Executive Officers under the tuition award program in 2014.

Retirement Plans. We have two qualified 401(k) savings plans. One plan covers all employees of the Company, with the exception of all employees of GTI and highly compensated non-GTI employees. Highly compensated employees are defined by the Internal Revenue Code of 1986, as amended (the “Code”). A second plan covers all employees of GTI, including highly compensated employees of GTI, (the “GTI 401(k) Plan”). None of our Named Executive Officers participated in the forgoing plans with the exception of Steven M. Gordon who participates in the GTI 401(k) Plan.
Deferred Compensation Plan. We have a non-qualified deferred compensation plan ("DC Plan") for employees of Heartland Express, Inc., primarily for those excluded from participation in our qualified retirement plan due to being highly compensated employees as determined by Code limitations. The DC Plan excludes GTI employees as they are eligible to participate in the GTI 401(k) Plan. We offer this plan to allow our employees to set aside a portion of their income for retirement on a pre-tax basis. The DC Plan is unfunded for tax purposes and for purposes of ERISA. The Named Executive Officers, with the exception of Steven M. Gordon who is an employee of GTI, are eligible to participate in the DC Plan. Our contributions to the DC Plan are discretionary and subject to the approval of our Compensation Committee. Contributions under the DC Plan are intended to attract and retain qualified executives and to reward our executives for contributions to consolidated performance.

Participants may elect to defer up to 100% of their salary, including any cash bonus, to the DC Plan. The election to defer compensation under the DC Plan is irrevocable for each plan year as of the beginning of each plan year. Participant contributions are made into a trust account for the purpose of administering and providing for payment of the deferred compensation under this plan. The investment of contributions are self-directed by participants within an established array of money market, equity and fixed income mutual funds. Investment in our common stock is prohibited under the DC Plan. We do not pay interest or other earnings on the invested contributions. Earnings are generated by the investments selected by the participants. Therefore earnings on the respective accounts are not deemed to be above-market value. The aggregate earnings on these investments, by each Named Executive Officer who is a participant in the DC Plan, are included in the Nonqualified Deferred Compensation table set forth herein and are attributable to the specific investments selected by each participant. Participants may change the designation of their investments at such times as mutually agreed by the parties. As of December 31, 2014, participants could change their investment designation on a daily basis. Participants elect in advance of the deferral of their compensation when the funds will be distributable. The aggregate vested balances of the participants are distributable, as designated by each participant, when the following occur: six months following the participant's termination of employment; a change in control (as discussed below in "Compensation Discussion and Analysis - Potential Payments upon Change in Control"); the participant's death or disability; or

obtaining retirement age. The DC Plan provides for distributions to be made in either a lump sum amount or installments at the election of the participant.

Compensation Paid to Our Named Executive Officers During 2014

A summary of the Compensation Committee's considerations for setting the compensation for 2014 earned by or paid to those persons who were at any time during 2014 our Named Executive Officers are set forth below. The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer differently than it does our other executive officers.

Compensation of Our Chief Executive Officer. Mr. Michael Gerdin serves as our Chief Executive Officer. The Compensation Committee recognized Mr. Gerdin's substantial responsibility and contribution to our operating performance, operating margin, revenue and net income growth rates, and attainment of our goals. The Compensation Committee believed that Mr. Gerdin's salary was reasonable compared to similarly situated executives, and that as a direct and indirect holder of a significant amount of the Company's common stock, Mr. Gerdin received an incentive through appreciation in the market value of the Company's common stock. Thus, the Company's performance directly affected Mr. Gerdin, but not in the form of salary or bonuses. The Compensation Committee approved a $200,000 annual salary increase for Mr. Gerdin in May 2014, in connection with his increased responsibilities as Chief Executive Officer and Chairman following the completion of the GTI acquisition in November 2013. After this increase, Mr. Gerdin's new annual salary became $500,000, which remained his salary through the end of 2014. Mr. Gerdin receives no additional equity or non-equity compensation with the exception of contributions to his deferred compensation plan.

Compensation of Our Other Named Executive Officers. Our other Named Executive Officers are compensated through salary and periodically through incentive compensation and equity grants. The Compensation Committee relies on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels at publicly traded companies to determine the compensation levels for Named Executive Officers. Our Chief Executive Officer recommends to the Compensation Committee the compensation levels and forms for the other Named Executive Officers. The form of compensation for 2014 was consistent with past years, with compensation consisting primarily of base salary.  We pay base salaries that we believe are competitive in comparison to industry standards and the local business environment. In addition, the Company relies on conservative operating principles and generally does not implement compensation elements for executive officers or other employees that would create incentives to take undue risks. For each of the Named Executive Officers, the Compensation Committee considered, among other things, our financial and operating results during 2013, the duties and responsibilities of each executive, restricted stock awards granted in 2011 and 2013, as further detailed below, and the length of time each executive has been with the Company, as further described in Named Executive Officer's biography found in "Corporate Governance and the Board of Directors - Executive Officers and Significant Employees."

Based on the foregoing, and given each Named Executive Officer's individual performance, tenure with the Company, and contribution to the Company's operating performance, the Compensation Committee approved salary increases to four Named Executive Officers during 2014, as detailed in the table below. Mr. Steve Gordon's salary for 2014 was set at the time of our November 2013 acquisition of GTI.

Name and Principal Position	Previous Annualized Salary ($)	New Annualized Salary ($)	Increase ($)
Michael J. Gerdin, Chief Executive Officer, Chairman, President and Director (1)	300,000	500,000	200,000
John P. Cosaert, Executive Vice President of Finance, Treasurer, and Chief Financial Officer (2)	270,400	286,000	15,600
Dennis J. Wilkinson, Vice President of Operations (2)	135,200	140,400	5,200
Thomas E. Hill, Vice President, Controller, and Secretary (1)	150,000	156,500	6,500

(1)	Increase effective in May 2014.
(2)	Increase effective in November 2014.

All full-time, non-driver personnel, including our Named Executive Officers, are eligible for annual cash bonus incentives that we use periodically to reward our employees. Past bonus plans have been based on the percentage increase in growth of our fleet and revenue miles, and maintaining a certain level of customer service. There were not any targets established for annual cash bonuses in 2014 and there were no cash bonuses paid during 2014 to the Named Executive Officers.

We believe that stock ownership by our Named Executive Officers helps align the interests of such officers with the interests of stockholders in maximizing long-term stockholder value. In December 2011, the Compensation Committee increased the stock ownership of certain Named Executive Officers, along with other eligible employees, through restricted stock awards granted under the 2011 Stock Plan. All grants during 2011 were awarded on December 14, 2011, subject to the terms and conditions of the award notices, vest in increments of 20% on June 1, 2012, June 1, 2013, June 1, 2014, June 1, 2015 and June 1, 2016. All Named Executive Officers, except Mr. Michael Gerdin and Mr. Steven Gordon, received an award of restricted stock in December 2011. Additional grants were made during 2013 and 2014, including a grant of 4,000 shares of restricted stock to Mr. John Cosaert and a grant of 4,000 shares of restricted stock to Mr. Thomas Hill in December 2013 and December 2014, respectively. Subject to the terms and conditions of the December 2013 award notice, this grant vested in 25% increments on December 6, 2013 and June 1, 2014, and the remaining 50% of this grant will vest in 25% increments June 1, 2015 and June 1, 2016. Subject to the terms and conditions of the December 2014 award notice, this grant vests in increments of 50% on June 1, 2017 and June 1, 2018.

Except as provided by the terms of the DC Plan and award notices under the 2011 Stock Plan, whereupon employer contributions to the DC Plan and unvested stock under the 2011 Stock Plan immediately become fully vested in the event of a change of control of our Company, there are no employment contracts, termination of employment agreements, change in control agreements, or other arrangements with our executive officers, including our Named Executive Officers, that provide for payment or benefits to any executive officer at, following, or in connection with a change in control of our Company, a change in an executive officer's responsibilities, or an executive officer's termination of employment, including resignation, severance, retirement, or constructive termination. See "Compensation Discussion and Analysis - Potential Payments upon Change in Control" for additional details.

The Role of Stockholder Say-on-Pay Vote. At the Company's 2014 Annual Meeting, our stockholders had the opportunity to cast an advisory vote on the compensation of our executive officers (a “say-on-pay” proposal) as disclosed in our proxy statement for that meeting. Stockholders approved the say-on-pay proposal by the affirmative vote of 99.2% of the shares cast on that proposal. The Compensation Committee believes this affirms stockholders' support of the Company's approach to executive compensation, and did not change its approach to executive compensation following this advisory stockholder vote. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay proposals when making future compensation decisions for our Named Executive Officers.
During the 2011 Annual Meeting, our stockholders also had the opportunity to cast an advisory vote (a “say-on-frequency” proposal) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings. Stockholders had the choice of voting to have the say-on-pay vote every year, every two years or every three years. The frequency receiving the highest number of votes was every three years. In accordance with this vote, at the current time our Board has determined it will hold the say-on-pay advisory vote every three years. Accordingly, our Board will include say on pay votes in the Company's proxy materials every three years until the next required stockholder vote on the frequency of such votes at our 2017 Annual Meeting.
Compensation Decisions with Respect to 2015. The Compensation Committee annually reviews and considers increases in the base salaries of our Named Executive Officers, as well as the possibility of granting restricted stock awards, based on performance, current compensation, and responsibilities within the Company, as described above. As of April 2, 2015, the Compensation Committee had not considered any changes to the salaries of or equity grants to our Named Executive Officers for 2015. Nevertheless, the Compensation Committee may consider such changes or grants in the future.
Potential Payments upon Change in Control. As noted above, we do not have any employment contracts, termination of employment agreements, change in control agreements, or other arrangements with any of our Named Executive Officers. However, as discussed above, under certain circumstances in which there is a change in control of our Company, unvested stock under the 2011 Stock Plan and employer contributions to the DC Plan immediately become fully vested, notwithstanding that such shares or contributions may not have otherwise been fully vested.

Generally speaking, and qualified by the terms of the 2011 Stock Plan award notices and the DC Plan, a "change in control" under the 2011 Stock Plan occurs if: (i) someone acquires 50% or more of the combined voting power of our stock, unless after the transaction more than 75% of the acquiring company is owned by all or substantially all of those persons who were beneficial owners of our stock prior to such acquisition, (ii) a majority of our directors is replaced, other than by new directors approved by at least 75% of the existing directors, (iii) we consummate a reorganization, merger, or consolidation where, following such transaction, all or substantially all of those persons who were beneficial owners of our stock immediately prior to the transaction do not own, immediately after the transaction, more than 75% of the outstanding securities of the resulting corporation, (iv) we sell or liquidate all or substantially all of our assets, other than to a subsidiary, or (v) a going private transaction is consummated, after which greater than 50% of the resulting corporation is owned by Ann S. Gerdin, her family members, or an entity in which she and/or her family members hold at least 80% of the beneficial interests. A "change in control" under the DC Plan occurs if: (i) there is a change in ownership of the Employer, as defined in the DC Plan, (ii) there is an effective change in control of the Employer, or (iii) there is a change in the ownership of a substantial portion of the assets of the Employer.

The estimated value of restricted stock granted under the 2011 Stock Plan and contributions under the DC Plan that would have vested for our Named Executive Officers as of December 31, 2014, under the acceleration scenarios described above is set forth in the table below. The value for the accelerated restricted stock was calculated by multiplying the closing market price of our stock on December 31, 2014 ($27.01) by the number of shares of accelerated restricted stock. Payments upon a change in control under the DC Plan may be made in installments or a lump sum at the election of the participant.

Name	Value of Accelerated Restricted Stock ($)	Value of Accelerated Contributions to Non-Qualified Deferred Compensation Plan ($) (1)
Michael J. Gerdin	—	77,067
John P. Cosaert	324,120	1,089,111
Thomas E. Hill	270,100	494,020
Dennis J. Wilkinson	108,040	533,651
Steven M. Gordon	—	—

(1)	This column represents the aggregate vested and unvested deferred compensation account balance at December 31, 2014.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
PAID TO THE NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the total compensation for the fiscal year 2014 awarded to, earned by, or paid to those persons who were our Named Executive Officers. There was no other compensation paid to our Named Executive Officers other than as detailed below.

Name and Principal Position	Year	Salary ($)	Aggregate Grant Date Fair Value of Restricted Stock Awards ($) (1)	All Other Compensation ($) (2) (3)	Total ($)
Michael J. Gerdin, Chief Executive Officer, Chairman, President and Director	2014	426,923	—	1,000	427,923
	2013	300,000	—	—	300,000
	2012	296,924	—	49,283	346,207
John P. Cosaert, Executive Vice President of Finance, Treasurer and Chief Financial Officer	2014	272,500	—	20,300	292,800
	2013	262,400	72,720	—	335,120
	2012	260,000	—	52,500	312,500
Thomas E. Hill, Vice President, Controller, and Secretary	2014	154,375	109,880	7,000	271,255
	2013	150,000	—	—	150,000
	2012	150,000	—	32,500	182,500
Dennis J. Wilkinson, Vice President of Operations	2014	135,900	—	10,100	146,000
	2013	133,200	—	—	133,200
	2012	132,600	—	30,000	162,600
Steven M. Gordon, Chief Operating Officer of Gordon Trucking, Inc.	2014	250,000	—	7,500	257,500

(1)
This column represents the aggregate grant date fair value of restricted stock grants computed in accordance with the Financial Accounting Standards Board authoritative guidance on stock-based compensation. These amounts reflect our accounting expense to be recognized over the vesting period of the restricted stock awards, and does not correspond to the actual value that will be recognized by the Named Executive Officers. No restricted stock awards were granted in 2012.

(2)
Amounts in this column reflect discretionary company contributions to the DC Plan and related taxes paid on behalf of the Named Executive Officer's vested amounts, excluding Steven M. Gordon. See "Summary of Cash and Certain Other Compensation Paid to the Named Executive Officers - Nonqualified Deferred Compensation."

(3)
Amounts in this column for Steven M. Gordon reflect a discretionary company matching contribution to the Named Executive Officer's account in the GTI 401(k) Plan. The matching contribution was made on the same terms as provided to all other eligible employees. See "Summary of Cash and Certain Other Compensation Paid to the Named Executive Officers - Retirement Plans."

Narrative to Summary Compensation Table

See "Compensation Discussion and Analysis" for a complete description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to our Named Executive Officers during the fiscal year ended December 31, 2014. The awards detailed in the table below were discretionary and were not related to any performance based criteria that would change the amount of the award.

Name	Grant Date	Estimated Future Payouts under Equity Incentive Plan Awards (#) (1)			Grant Date Fair Value of Stock & Option Awards ($) (2)
		Threshold	Target	Maximum
Michael J. Gerdin	—	—	—	—	—
John P. Cosaert	—	—	—	—	—
Thomas E. Hill	December 24, 2014	—	4,000	—	109,880
Dennis J. Wilkinson	—	—	—	—	—
Steven M. Gordon	—	—	—	—	—

(1)
Represents the number of shares granted during 2014 with the potential to vest based on service requirements. This grant, subject to terms and conditions of the award notice, vests in increments of 50% on June 1, 2017 and June 1, 2018.

(2)	Market value of the stock award is based on the market closing price of our stock on the December 24, 2014 grant date, which was $27.47 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning all outstanding equity grants held as of December 31, 2014 by our Named Executive Officers. All outstanding equity awards are in shares of our Common Stock. There were no shares forfeited by Named Executive Officers during 2014. Unvested stock under the 2011 Stock Plan immediately becomes fully vested in the event of a change of control of our Company, as described in "Compensation Discussion and Analysis - Potential Payments upon Change in Control."

Name	Stock Award Grant Date	Equity Incentive Plan Awards: Number of Shares of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Market Value of Shares of Stock That Have Not Vested ($) (2)
Michael J. Gerdin	—	—	—
John P. Cosaert	December 2, 2013	2,000	54,020
	December 14, 2011	10,000	270,100
Thomas E. Hill	December 24, 2014	4,000	108,040
	December 14, 2011	6,000	162,060
Dennis J. Wilkinson	December 14, 2011	4,000	108,040
Steven M. Gordon	—	—	—

(1)	Remaining stock awards for 2011 and 2013 vest in two equal installments on June 1, 2015, and 2016 and remaining stock award for 2014 vests in two equal installments on June 1, 2017 and 2018.
(2)	Market value of unvested stock awards was based on the market closing price of our stock on December 31, 2014, which was $27.01 per share.

Stock Vested

The following table sets forth information concerning the values realized upon vesting of restricted stock for the fiscal year ended December 31, 2014. The stock awards are contingent upon the recipient’s continued employment with the Company through each vesting date.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Gerdin	—	—
John P. Cosaert	6,000 (1)	128,940
Thomas E. Hill	3,000 (1)	64,470
Dennis J. Wilkinson	2,000 (1)	42,980
Steven M. Gordon	—	—

(1)
Represents restricted stock awards vested on June 1, 2014, upon achieving service requirements. The value realized on vesting was based on the closing price of $21.49 on June 2, 2014, the first trading day following the vesting date.

Nonqualified Deferred Compensation

The following table provides information with respect to the DC Plan as discussed in "Compensation Discussion and Analysis - Elements of Compensation - Deferred Compensation Plan." The amounts shown include compensation earned and deferred in current and prior years, and earnings on, or distributions of, such amounts.

Name	Executive Contributions in 2014 ($)	Employer Discretionary Contributions in 2014 ($)	Executive Distributions in 2014 ($)	Aggregate Earnings in 2014 ($)	Aggregate Balance at December 31, 2014 ($)
Michael J. Gerdin	—	—	—	(697)	77,067
John P. Cosaert	130,000	—	—	(4,293)	1,089,111
Thomas E. Hill	15,437	—	—	37,482	494,020
Dennis J. Wilkinson	—	—	(3,879)	32,355	533,651

Narrative to Nonqualified Deferred Compensation

A complete description of our DC Plan is included in "Compensation Discussion and Analysis - Elements of Compensation - Deferred Compensation Plan." Under the terms of the DC Plan, in the event of a change of control of our Company, the employer contributions to this plan immediately become fully vested as described in "Compensation Discussion and Analysis - Potential Payments upon Change in Control."

Director Compensation

The following table provides information concerning the compensation of all directors for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Dr. Benjamin J. Allen	40,000	40,000
James G. Pratt	50,000	50,000
Lawrence D. Crouse	40,000	40,000
Richard O. Jacobson	14,176	14,176
Dr. Tahira K. Hira	40,000	40,000
Larry J. Gordon	40,000	40,000

Narrative to Director Compensation Table

All directors are paid an annual cash retainer of $40,000, paid in quarterly installments of $10,000, and no other compensation, with the exception of the Audit Committee chairperson receiving an additional $10,000 if he or she has earned certification as a CPA. Mr. Richard O. Jacobson was a director until May 8, 2014.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, MANAGEMENT AND OTHERS

The following table sets forth, as of March 16, 2015, the number and percentage of outstanding shares of common stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Executive Officer of the Company, and by all directors and executive officers of the Company as a group. The percent of ownership is based on 87,965,743 diluted shares of common stock outstanding as of March 16, 2015.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

	Michael J. Gerdin, Chief Executive Officer, Chairman, President and Director
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	15,100,206 (1)	17.2%
	Dr. Benjamin J. Allen, Director
Common Stock	316 Helfenstein Avenue, Webster Groves, Missouri 63119	1,588	*
	Lawrence D. Crouse, Director
Common Stock	P.O. Box 480, Burke, South Dakota 57523	8,989,150 (2)	10.2%
	James G. Pratt, Director
Common Stock	11 The Woods NE, Iowa City, Iowa 52240	1,000	*
	Dr. Tahira K. Hira, Director
Common Stock	23850 Via Italia Circle, Apt 404, Bonita Springs, Florida 34134	—	—
	Larry J. Gordon, Director
Common Stock	21309 Snag Island Drive E, Lake Tapps, Washington 98391	498,465 (3)	*
	John P. Cosaert, Executive Vice President of Finance, Treasurer, and Chief Financial Officer
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	72,745	*
	Thomas E. Hill, Vice President, Controller, and Secretary
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	28,234	*
	Dennis J. Wilkinson, Vice President of Operations
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	5,480	*
	Steven M. Gordon, Chief Operating Officer of Gordon Trucking, Inc.
Common Stock	151 Stewart Road SW, Pacific, Washington 98047	606,717 (3)	*
	Ann S. Gerdin
Common Stock	901 North Kansas Avenue, North Liberty, Iowa 52317	12,060,425 (4)	13.7%
	BlackRock, Inc.
Common Stock	55 East 52nd Street, New York, NY 10022	4,730,018 (5)	5.4%
	All directors and executive officers as a group
Common Stock	(11 individuals)	25,358,397 (6)	28.8%

*	Less than one percent (1%)
1
Includes (i) 15,070,222 shares of common stock owned by grantor retained annuity trusts established by Ann S. Gerdin, the mother of Mr. Michael Gerdin, ("Ann S. Gerdin's GRATS") of which Mr. Michael Gerdin is trustee and (ii) 29,984 shares owned by four trusts established for the benefit of Mr. Michael Gerdin's children. As the trustee of Ann S. Gerdin's GRATS, Mr. Michael Gerdin has dispositive power and voting power of all shares owned by Ann S. Gerdin's GRATS. Mrs. Gerdin disclaims beneficial ownership over the shares of common stock owned by Ann S. Gerdin's GRATS. Mr. Michael Gerdin has shared voting and dispositive power over the shares of common stock held by four trusts established for the benefit of his children. Accordingly, beneficial ownership is disclaimed. Mr. Gerdin has sole voting power and dispositive power over 15,070,222 shares of common stock and shared voting and dispositive power over 29,984 shares of common stock.

2
Includes (i) 47,565 shares of common stock held directly by Mr. Crouse, (ii) 1,936,276 shares of common stock represented by voting trust certificates which are owned by Gerdin Family Investments, LP ("GFI"), of which Mr. Crouse is the voting trustee, (iii) 2,043,372 shares of common stock owned by the 2005 Gerdin Children's Trust, of which Mr. Crouse is the trustee, (iv) 562,669 shares of common stock owned by the 2007 Gerdin Heartland Trust, of which Mr. Crouse is the trustee, (v) 4,309,316 shares of common stock owned by the 2009 Gerdin Heartland Trust, of which Mr. Crouse is the trustee, and (vi) 89,952 shares of common stock owned by twelve trusts established for the benefit of Mrs. Ann Gerdin's grandchildren, of which Mr. Crouse is a shared trustee. Mr. Crouse has sole voting power over 8,899,198 shares of common stock, sole dispositive power over 6,962,922 shares of common stock, and shared voting and dispositive power over 89,952 shares of common stock.

3
Pursuant to the terms of the Stock Purchase Agreement in connection with the purchase of 100% of the outstanding stock of GTI by Heartland Express, Inc. of Iowa ("HEIA"), a wholly-owned subsidiary of the registrant, Mr. Larry Gordon and Mr. Steven Gordon may receive additional shares ( the "Escrow Shares") of common stock upon the release of such shares from an escrow account established in connection with such purchase agreement. The Escrow Shares are held in the name of an escrow agent for the benefit of HEIA, and Mr. Larry Gordon's and Mr. Steven Gordon's receipt of the Escrow Shares is subject to certain conditions provided in the stock purchase agreement. Mr. Larry Gordon and Mr. Steven Gordon disclaim beneficial ownership of the Escrow Shares.

4	Ann S. Gerdin, as trustee of the Ann S. Gerdin Revocable Trust, has sole voting and dispositive power over 12,060,425 shares.
5
BlackRock, Inc. has sole voting power over 4,609,845 shares and sole dispositive power over 4,730,018 shares. Information for BlackRock, Inc. is based solely upon the Schedule 13G filed with the SEC on February 2, 2015.

6
The amount of shares held by "all directors and executive officers as a group" includes 84,796 shares held by Scott A. Gordon. Mr. Scott Gordon is an officer of GTI, a subsidiary of Heartland Express, Inc. Pursuant to the terms of the definitive purchase agreement in connection with the purchase of 100% of the outstanding stock of GTI by HEIA, Mr. Scott A. Gordon may receive Escrow Shares upon the release of such shares from an escrow account established in connection with such purchase agreement. The Escrow Shares are held in the name of an escrow agent for the benefit of HEIA, and receipt of the Escrow Shares is subject to certain conditions provided in the definitive purchase agreement. Mr. Scott Gordon disclaims beneficial ownership of the Escrow Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all reports that they file under Section 16(a). Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year, with the exception of Ann S. Gerdin, who inadvertently filed one late report during 2014, resulting in a failure to timely report 10 transactions. One of the unreported transactions was a bona fide gift, and the remainder of the unreported transactions resulted from distributions made from certain grantor retained annuity trusts to Ms. Gerdin’s revocable trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Audit Committee Charter, our Audit Committee has established procedures relating to the review, approval, or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest ("Interested Transactions"). Upon review of the material facts of all Interested Transactions, the Audit Committee will either approve or disapprove the Interested Transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are fair and the extent of the related person's interest in the transaction. No director may participate in any discussion or approval of an Interested Transaction for which he or she is a related party. If an Interested Transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party. The following Interested Transactions were submitted to the Audit Committee for approval or ratification during 2014.

On November 11, 2013, Heartland Express, Inc. of Iowa (the “Buyer”), our wholly owned subsidiary, entered into a Stock Purchase Agreement, dated November 11, 2013 (the “Stock Purchase Agreement”), with GTI, the stockholders of GTI (the “Sellers”), and Mr. Larry Gordon, in his capacity as Sellers' Representative. GTI is a truckload carrier headquartered near Seattle, Washington, offering primarily asset-based transportation services in the dry van truckload market.

Pursuant to the Stock Purchase Agreement, the Buyer purchased 100% of GTI's issued and outstanding common stock (the “Transaction”) from Mr. Larry J. Gordon, Mr. Steven M. Gordon, and Mr. Scott A. Gordon. The Buyer paid $285.0 million of total consideration, for the issued and outstanding common stock of GTI, which was paid in cash, restricted shares of our common stock, and the assumption of certain indebtedness of GTI. The purchase price was adjusted in the first quarter of 2014 when a post-closing true-up of working capital that was finalized between the Company and Mr. Larry J. Gordon, in his capacity as sellers' representative. An additional payment of $3.0 million was made to the Sellers in March 2014 to finalize the purchase price which included $1.5 million for the amount of cash delivered at closing that exceeded the estimated cash balance and the amount of debt at closing that was lower than the estimated debt used at closing and $1.5 million for finalization of working capital adjustments. Up to an additional $20.0 million is payable in an earn-out for performance through 2017 with certain maximum amounts payable each year. The Stock Purchase Agreement included an election under Internal Revenue Code Section 338(h)(10). In addition, the Buyer purchased the personal goodwill of Mr. Gordon for $15.0 million pursuant to an Asset Purchase Agreement.

GTI leases terminal facilities for operations under operating leases from certain limited liability companies owned by Larry J. Gordon and his spouse, Steven M. Gordon and Scott A. Gordon, officers of GTI, a subsidiary of the Company and from Valley Freightliner, a commercial tractor dealership owned by the aforementioned parties. The terminal facility leases have initial five year terms with options to renew and options to purchase with the exception of the Pacific, Washington location which contains a right of first refusal on any sale of the property. On February 25, 2014 GTI exercised its option to purchase the Lathrop, California terminal facility for $2.8 million as specified in the terminal facility lease with the aforementioned parties.

GTI purchased tractors from and sold tractors and trailers to Valley Freightliner. GTI has operating leases for certain revenue equipment and GTI also purchased parts and services from Valley Freightliner. The operating leases of revenue equipment have expiration dates ranging from 2015 through 2016. In addition, GTI is a party to a Transition Services Agreement with Valley Freightliner, pursuant to which GTI provided certain transition services to Valley Freightliner following the closing of the acquisition by the Company of all the outstanding stock of GTI. The services and payments related to the Transition Services Agreement expired on December 31, 2014.

The related party payments (receipts) with the above related parties for the year ended December 31, 2014 were as follows:

Description	Amount paid (received) (in millions)
Payments for tractor purchases	$46.6
Receipts for tractor sales	(15.6)
Receipts for trailer sales	(0.1)
Revenue equipment lease payments	6.9
Payments for parts and services	5.9
Terminal lease payments	3.9
Terminal lease purchase option payment	2.8
Administrative services receipts	(0.5)
Total	$49.9

Michael J. Gerdin has served on the board of directors of West Bancorporation and West Bank, a wholly owned subsidiary of West Bancorporation, Inc., the financial institution that holds a portion of the Company's deposits, since 2013. The Company has had a banking relationship with West Bank since 2003. At December 31, 2014, we had approximately $8.9 million on deposit with West Bank including dedicated cash balances of $0.3 million which are included in non-current assets per our December 31, 2014 consolidated balance sheet. He is also the son of Ann S. Gerdin, who serves as trustee of the Ann S. Gerdin Revocable Trust, holder of 13.7% of the Company's outstanding common stock.

The above relationships and transactions are expected to continue in fiscal 2015.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company's independent registered public accounting firm for the current fiscal year ending December 31, 2015. The Audit Committee has also pre-approved the engagement of KPMG LLP to provide federal tax return preparation, advisory and related services to the Company during 2015 as well as audits of the Company's 401(k) benefit plan and the GTI 401(k) Plan. Although ratification by the stockholders of the selection of KPMG LLP as the Company's independent registered public accounting firm is not required by law or by the Bylaws of the Company, the Audit Committee believes it is appropriate to seek stockholders ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing the Company's consolidated financial statements and the effectiveness of internal control over financial reporting. If this selection is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its selection of an independent registered public accounting firm for the fiscal year ending December 31, 2015.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Other Fees

The following table shows the fees for professional services provided by KPMG LLP, the Company's independent registered public accounting firm, for the audit of our annual financial statements for each of the fiscal years ended December 31, 2014 and 2013, and the review of financial statements included in our quarterly reports on Form 10-Q during those periods, as well as fees billed by KPMG LLP for other services rendered during those periods:

	2014	2013
Audit Fees (1)	$463,395	$425,000
Audit-Related Fees (2)	12,000	12,000
Tax Fees (3)	16,000	11,250
All Other Fees	—	—
Total	$491,395	$448,250

(1)
Audit Fees represent fees billed for professional services rendered by the principal independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, audits of internal controls over financial reporting, or services that are normally provided by such accountant in connection with statutory or regulatory filings or engagements for those fiscal years. These fees are inclusive of audit fees related to our acquisition of GTI.

(2)	Audit-Related Fees include fees of $12,000 billed for assurance and related services associated with our 401(k) benefit plan.
(3)	Tax Fees represent fees paid for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning.

Audit Committee Pre-Approval Policy

The Company's Audit Committee approves all audit and non-audit services that KPMG LLP is engaged to perform in advance of any such engagement. There are no other specific policies or procedures relating to the pre-approval of services performed by KPMG LLP. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2014.

Audit Committee Review

The Audit Committee has reviewed the services rendered by KPMG LLP during 2014 and has determined that the services rendered are compatible with maintaining the independence of KPMG LLP as the Company's independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

The Audit Committee Report shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Audit Committee Report for Fiscal 2014

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee's actions are governed by a written charter, which has been adopted by the Board of Directors. All of the members of the Audit Committee are independent as defined by Rule 5605(a)(2) of NASDAQ's listing standards, and also meet the additional independence and other requirements for audit committee membership under Rule 5605(c)(2) of those standards. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee has discussed with the Company's independent registered public accounting firm its independence from management and the Company, including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

In performing its duties, the Audit Committee has discussed the Company's financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and the Company's independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm. For the fiscal year ended December 31, 2014, the Audit Committee (i) reviewed and discussed the audited financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and KPMG LLP, the Company's independent registered public accounting firm; (ii) discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Item 2-07 of SEC Regulation S-X (Communications with Audit Committees) and Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication with Audit Committees), (iii) received and discussed with the independent registered public accounting firm the written disclosures and the letter from such accounting firm required by Rule 3526 of the Public Company Accounting Oversight Board and (iv) has discussed with the independent registered public accounting firm its independence. The Audit Committee met with representatives of the independent registered public accounting firm without management or other persons present two times during 2014.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

By the Members of the Audit Committee:
James G. Pratt, Chairman
Lawrence D. Crouse
Dr. Benjamin J. Allen
Dr. Tahira K. Hira

PROPOSALS BY STOCKHOLDERS

Stockholder proposals intended to be presented at the 2016 Annual Meeting must be received by the Company on or before December 4, 2015, to be eligible for inclusion in the Company's proxy materials relating to the meeting. If, however, the date of the 2016 Annual Meeting is more than thirty days before or after May 14, 2015, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2016 Annual Meeting shall be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.
The Company must receive in writing any stockholder proposals intended to be considered at its 2016 Annual Meeting, but not included in the Company's proxy materials relating to the meeting, by February 17, 2016. Any such proposal received after February 17, 2016 is untimely. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying the Company's 2016 proxy statement will have discretionary authority to vote on any stockholder proposal that is considered at the 2015 Annual Meeting, but not received on or prior to the deadline described above.
Proposals must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations, and our bylaws, committee charters, and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements. All stockholder proposals should be sent via certified mail, return receipt requested, and addressed to Thomas E. Hill, Secretary, Heartland Express, Inc., 901 North Kansas Avenue, North Liberty, Iowa 52317.
OTHER MATTERS

The Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The proxy will also have the power to vote for the adjournment of the meeting from time to time.

By order of the Board of Directors
/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman of the Board
April 2, 2015
North Liberty, Iowa

HEARTLAND EXPRESS, INC.
901 N KANSAS AVENUE
NORTH LIBERTY, Iowa 52317-4726
Attn: Thomas E. Hill

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors Nominees	☐	☐	☐	______________

01 M. Gerdin 02 L. Gordon 03 B. Allen 04 L. Crouse 05 J. Pratt
06 T. Hira

The Board of Directors recommends you vote FOR proposal 2:	For	Against	Abstain
2 Ratification of the appointment of KPMG LLP as the Independent Registered Public Accounting Firm of the Company for 2015.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by an authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000227040_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

HEARTLAND EXPRESS, INC.
Annual Meeting of Stockholders
May 14, 2015 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints M. Gerdin and J. Pratt as Proxies, each with the power to appoint his or her substitution, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Heartland Express, Inc. held of record by the undersigned on March 16, 2015 at the annual meeting of stockholders to be held at 8:00 AM, CDT on May 14, 2015 or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If No Direction is Made, this Proxy will be Voted "For" Proposals 1 and 2.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000227040_2 R1.0.0.51160